UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 17, 2015 (February 10, 2015)

On Track Innovations Ltd.
(Exact Name of Registrant as Specified in Its Charter)

Israel
(State or Other Jurisdiction of Incorporation)

000-49877	N/A
(Commission File Number)	(IRS Employer Identification No.)

Z.H.R. Industrial Zone, P.O. Box 32, Rosh-Pina, Israel	1200000
(Address of Principal Executive Offices)	(Zip Code)

011 972 4 6868000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           On February 10, 2015, Mr. Ofer Tziperman notified On Track Innovations Ltd. (the “Company”) of his resignation from his respective positions as the Company’s Chief Executive Officer and as executive officer and board member of the Company’s subsidiaries. Mr. Tziperman will continue to serve as the Company’s Chief Executive Officer until the earlier of August 10, 2015 or such time as a suitable replacement has been hired and his duties have been effectively transitioned.  Mr. Tziperman is resigning from his respective positions as the Company’s Chief Executive Officer and as executive officer and board member of the Company’s subsidiaries for personal reasons, and his decision to resign was not due to any disagreement with the Company over any of its operations, policies, practices or otherwise.

Mr. Tziperman will be eligible to receive the payments and benefits that are required to be paid or provided to him in accordance with the terms and conditions of his employment agreement.

A copy of the press release relating to Mr. Tziperman’s resignation is being furnished as Exhibit 99.1 hereto.

Item 9.01            Financial Statements and Exhibits.

(d)           Exhibits.

The following exhibits are furnished with this report:

Exhibit No. 99.1	Description Press Release, dated February 17, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

On Track Innovations Ltd.

Date: February 17, 2015	By:	/s/ Dilip Singh
Name: Dilip Singh
Title: Chairman of the Board

EXHIBIT INDEX

Exhibit No. 99.1*	Description Press Release, dated February 17, 2015

*  Furnished herewith.